Exhibit 99.1

Filed by Hampton Roads Bankshares, Inc.
pursuant to Rule 425 under the Securities Act of 1933,
as amended, and deemed filed pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended.

Subject Company: Shore Financial Corporation
Commission File No.: 000-23847
Dear Shareholder:

On behalf of our Board of Directors, I am pleased to present you with the enclosed dividend check or dividend reinvestment plan (DRIP) statement representing your most recent Hampton Roads Bankshares dividend payment.  The dividend rate of $0.11 per share was applied to the number of shares held in your account on February 15, 2008.

In 2007, Bank of Hampton Roads’ twentieth anniversary year, our Company enjoyed its strongest financial performance to date.  We finished the year with record earnings of $6,810,613, an increase of 13% over 2006.  In addition, total assets, total loans and total deposits all ended the year at record levels of $564 million, $477 million, and $431 million, respectively.

Our financial performance will be discussed in detail in our 2007 Annual Report, which will be mailed to you within the next few weeks.  When you receive your annual report and proxy materials, it is important that you review the information and vote your shares, whether you own many or just a few.  As we have previously announced, Hampton Roads Bankshares has entered into a definitive agreement under which Shore Financial Corporation will be merged with and into our Company.  As of December 31, 2007, Shore Financial had total assets of $267 million, total loans of $222 million, total deposits of $197 million, and total equity of $28 million.  Both companies enjoy excellent reputations, have similar performance driven cultures and operating strengths that are highly complimentary.  Each element of the merger agreement will be described in full detail in our proxy statement.  When you receive your proxy materials, please read them and promptly vote your shares.  The enclosure provides more information concerning the pending merger with Shore Financial Corporation.

As always, please let us know if there is ever anything Bank of Hampton Roads can do to assist you with your personal or business banking needs.  For the quickest access to your quarterly dividend, consider Direct Deposit into your Bank of Hampton Roads checking or savings account.  If you would like more information about Direct Deposit or any of our financial products, please contact us at (757) 217-1000.

On behalf of our Board of Directors, we appreciate your continued interest and support of our Company.

Very truly yours,
Jack W. Gibson
President and Chief Executive Officer

Enclosures: 1

More Information Concerning Pending Merger with Shore Financial Corporation
 On January 9, 2008 Hampton Roads Bankshares and Shore Financial Corporation (“Shore Financial”) announced a definitive agreement, under which Shore Financial will be merged with and into Hampton Roads Bankshares.  Hampton Roads Bankshares has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of its common stock to be issued to the shareholders of Shore Financial in connection with the proposed transaction. The registration statement includes a joint proxy statement/prospectus that will be sent to the shareholders of Hampton Roads Bankshares and Shore Financial seeking their approval of the proposed merger. The joint proxy statement/prospectus contains important information about Hampton Roads Bankshares, Shore Financial, and the merger and about the persons soliciting proxies from shareholders of Hampton Roads Bankshares and Shore Financial in the merger, including the executive officers and directors of each of Hampton Roads Bankshares and Shore Financial, and their respective interests in the merger, such as their stock ownership in Hampton Roads Bankshares and Shore Financial.

Additional information about Hampton Roads Bankshares’ directors and executive officers is included in Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC and is available on Hampton Roads Bankshares’ website at www.bankofhamptonroads.com and at the Hampton Roads Bankshares address provided below.  Additional information about Shore Financial’s directors and executive officers is included in Shore Financial’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC and is available on Shore Financial’s website at www.shorebank.com and at the Shore Financial address provided below.

Investors and shareholders of Hampton Roads Bankshares and Shore Financial are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Hampton Roads Bankshares, Shore Financial, and the proposed transaction.

Investors and shareholders may obtain free copies of the joint proxy statement/prospectus and other documents related to the merger through the SEC’s website at www.sec.gov. Free copies of the joint proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

Hampton Roads Bankshares, Inc. 999 Waterside Drive, Suite 200 Norfolk, VA 23510 Attention: Jack W. Gibson Telephone Number: (757) 217-1000	Shore Financial Corporation 25020 Shore Parkway Onley, Virginia 23418 Attention: Scott C. Harvard Telephone Number: (757) 787-1335